HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Hines Global REIT, Inc. (“Hines Global”) and, together with Hines Global REIT Properties, LP (the “Operating Partnership”), (the “Company”) made the following acquisitions since January 1, 2012:

Property Name	Date of Acquisition	Net Purchase Price
Poland Logistics Portfolio	March 29, 2012 & October 10, 2012	$157.2 million
144 Montague	April 16, 2012	$91.3 million
100 Brookes Street	July 13, 2012	$67.6 million
Minneapolis Retail Center	August 1, 2012 & December 26, 2012	$130.6 million
550 Terry Francois	August 31, 2012	$180.0 million
Mercedes-Benz Bank	February 7, 2013	$70.3 million
465 Victoria	February 28, 2013	$91.2 million
One West Ferry Circus	February 28, 2013	$124.0 million
Riverside Center	March 27, 2013	$197.3 million
New City	March 28, 2013	$162.8 million

On February 7, 2013, a subsidiary of Hines Global acquired Mercedes-Benz Bank Building, an office building located in Stuttgart, Germany. The building consists of 263,038 square feet of rentable area that is 100% leased. The purchase price for the Mercedes-Benz Bank Building was €51.9 million (approximately $70.3 million based on a rate of $1.35 per Euro as of the transaction date), exclusive of transaction costs and working capital reserves. Hines Global funded the acquisition with available cash and a €34.7 million (approximately $47.0 million based on a rate of $1.35 per Euro as of the transaction date) mortgage loan with Landesbank Baden-Württemberg that matures on December 31, 2019. The mortgage loan has a floating interest rate of EURIBOR plus 1.56% and had an interest rate of 1.79% as of the date of acquisition.

On February 28, 2013, a subsidiary of Hines Global acquired 465 Victoria, an office project located in Sydney, Australia. The building consists of 171,352 square feet of rentable area that is 97% leased. The purchase price for 465 Victoria was 88.7 million AUD (approximately $91.2 million based on a rate of $1.03 per AUD as of the transaction date). Hines Global funded this acquisition using cash on hand and $54.7 million of proceeds from a facility agreement with Credit Agricole CIB Australia Limited. The facility provides for a maximum borrowing amount of 55.2 million AUD (approximately $56.8 million based on a rate of $1.03 per AUD as of the transaction date) and requires interest on the BBSY screen rate plus 2.05% and had an interest rate of 5.07% as of the date of acquisition. The facility matures on February 28, 2016.

On February 28, 2013, a subsidiary of Hines Global acquired One Westferry Circus, an office building located in London, England. One Westferry Circus consists of 219,889 square feet of rentable area that is 97% leased. The contract purchase price for One Westferry Circus was £82.0 million (approximately $124.0 million assuming a rate of $1.51 per GBP based on the transaction date), exclusive of transaction costs and working capital reserves. This acquisition was funded with available cash and proceeds from our revolving credit facility.

On March 27, 2013, a subsidiary of Hines Global acquired Riverside Center, an office complex located in a suburb of Boston, Massachusetts. Riverside Center consists of 509,702 square feet that is 98% leased. The contract purchase price of Riverside Center was $197.3 million, exclusive of transaction costs and working capital reserves. The acquisition was funded with proceeds from our revolving credit facility and proceeds from a bridge loan.

On March 28, 2013, a subsidiary of Hines Global acquired New City, an office complex located in Warsaw, Poland. New City consists of 481,070 square feet of rentable area that is 100% leased. The purchase price for New City was €127.0 million (approximately $162.8 million based on a rate of $1.28 per Euro as of the contract date), exclusive of transaction costs and working capital reserves. The acquisition was funded with proceeds from our revolving credit facility and a credit facility with ING Bank ŚSląaski S.A. and ING Bank NV. The investment facility has a maximum borrowing amount of €83.2 million (approximately $106.5 million based on a rate of 1.28 per Euro as of the contract date), requires interest based on EURIBOR plus 2.80% and matures on March 28, 2018.

The unaudited pro forma consolidated balance sheet assumes that the acquisition of Mercedes-Benz Bank occurred on December 31, 2012 and the unaudited pro forma consolidated statements of operations assume that all acquisitions described above occurred on January 1, 2012.  However, there are no pro forma adjustments for 465 Victoria, One West Ferry Circus, Riverside Center or New City included in the unaudited pro forma consolidated financial statements since the financial statements are not currently required to be filed for these recent acquisitions.

In management's opinion, all adjustments necessary to reflect the effects of these acquisitions have been made. The unaudited pro forma consolidated statements of operations are not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on the first day of the period presented, nor does it purport to represent the results of operations for future periods.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of December 31, 2012
(In thousands, except per share amounts)

	December 31, 2012	Adjustments		Pro Forma
ASSETS
Investment property, net	$1,482,478	$58,179	(a)	$1,540,657
Investment in unconsolidated entities	3,573	—		3,573
Cash and cash equivalents	97,398	(23,129)	(d)	74,269
Restricted cash	7,457	—		7,457
Derivative Instruments	790	—		790
Tenant and other receivables	33,615	—		33,615
Intangible lease assets, net	385,532	10,374	(a)	395,906
Deferred leasing costs, net	7,850	—		7,850
Deferred financing costs, net	10,927	331	(d)	11,258
Real estate loans receivable	34,701	—		34,701
Other assets	14,251	—		14,251
Total assets	$2,078,572	$45,755		$2,124,327
LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$35,889	$5,043	(b)	$40,932
Due to affiliates	10,198	1,577	(c)	11,775
Intangible lease liabilities, net	27,183	—		27,183
Other liabilities	18,472	—		18,472
Derivative instruments	15,453	—		15,453
Distributions payable	8,777	—		8,777
Notes payable to affiliates	28,535	—		28,535
Notes payable	829,795	45,755	(d)	875,550
Total liabilities	974,302	52,375		1,026,677

Commitments and Contingencies	—	—		—

Equity:
Stockholders' equity:
Preferred shares, $.001 par value; 500,000 preferred shares authorized, none issued or outstanding as of June 30, 2012	—	—		—
Common shares, $.001 par value; 1,500,000 common shares authorized, 148,889 common shares issued and outstanding as of December 31, 2012	149	—		149
Additional paid-in capital	1,189,739	—		1,189,739
Accumulated deficit	(117,369)	(6,620)	(b) (c)	(123,989)
Accumulated other comprehensive income (loss)	(8,612)	—		(8,612)
Total stockholders' equity	1,063,907	(6,620)		1,057,287
Noncontrolling interests	40,363	—		40,363
Total equity	1,104,270	(6,620)		1,097,650
Total liabilities and equity	$2,078,572	$45,755		$2,124,327

See notes to unaudited pro forma consolidated balance sheet and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2012

Adjustments

(a)
To record the pro forma effect of the Company's acquisition of Mercedes-Benz Bank, assuming it had occurred on December 31, 2012. Investment property and intangible lease assets were recorded at fair value. Pro forma adjustments related to these amounts are preliminary and subject to change.

(b)	To record the pro forma effect of the Company's acquisition expenses related to the acquisition of Mercedes-Benz Bank.

(c)	To record the pro forma effect of the Company's 2.25% acquisition fee related to the acquisition of Mercedes-Benz Bank.

(d)	The Mercedes-Benz Bank acquisition was funded using proceeds from the Company's current public offering and related mortgage financing.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2012
(In thousands, except per share amounts)

	Year Ended December 31, 2012	Adjustments		Pro Forma
Revenues:
Rental revenue	$174,794	$39,263	(a)	$214,057
Other revenue	12,446	2,155	(a)	14,601
Total revenues	187,240	41,418		228,658
Expenses:
Property operating expenses	40,511	6,552	(a)	47,063
Real property taxes	16,576	4,307	(a)	20,883
Property management fees	3,952	1,407	(a)	5,359
Depreciation and amortization	84,747	18,722	(a)	103,469
Acquisition related expenses	12,633	(12,485)	(b)	148
Asset management and acquisition fees	22,006	(16,064)	(c)	5,942
General and administrative expenses	3,590	—		3,590
Total expenses	184,015	2,439		186,454
Income (loss) before other income (expenses) and benefit (provision) for income taxes	3,225	38,979		42,204
Other income (expenses):
Gain (loss) on derivative instruments	1,398	—		1,398
Other gains (losses)	672	—		672
Interest expense	(37,915)	(9,717)	(d)	(47,632)
Interest income	227	31	(a)	258
Income (loss) before benefit (provision) for income taxes	(32,393)	29,293		(3,100)
Benefit (provision) for income taxes	(1,147)	—		(1,147)
Net income (loss)	(33,540)	29,293		(4,247)
Net (income) loss attributable to noncontrolling interests	(939)	—		(939)
Net income (loss) attributable to common stockholders	$(34,479)	$29,293		$(5,186)
Basic and diluted income (loss) per common share:	$(0.30)			$(0.05)
Weighted average number common shares outstanding	113,578	—		113,578

See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
Year Ended December 31, 2012

(a)
To record the pro forma effect of the Company's acquisitions of Poland Logistics Portfolio, 144 Montague, 100 Brookes Street, Minneapolis Retail Center, 550 Terry and Mercedes-Benz Bank based on their historical results of operations assuming that the acquisitions had occurred on January 1, 2012. Depreciation and amortization for Mercedes-Benz Bank was calculated based on the fair values of the investment property and intangible lease assets and liabilities, which are preliminary and subject to change.

(b)	To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company's acquisitions listed in (a) above.

(c)
To eliminate the effect of the non-recurring acquisition fees recorded in relation to the Company's acquisitions listed above. No pro forma adjustments were made in relation to the 1.5% asset management fee since all but $5.9 million of asset management fees were waived for the year ended December 31, 2012.

(d)
To record the pro forma effect of the Company's interest expense assuming that the Company had permanent financing in place as of January 1, 2012 related to its acquisitions of the Poland Logistics Portfolio, 144 Montague, 100 Brookes Street, Minneapolis Retail Center, 550 Terry and Mercedes-Benz Bank. See Note 6 - Debt Financing in the December 31, 2012 10-K for additional information regarding the Company's financing activity.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1)  Investment Properties Acquired After January 1, 2012

On March 29, 2012, a subsidiary of the Company acquired a portfolio of four logistics facilities in Poland: ProLogis Park Warsaw I, located in Warsaw, Poland; ProLogis Park Warsaw III, located in Warsaw, Poland; ProLogis Park Bedzin I, located in Upper Silesia, Poland; and ProLogis Park Wroclaw II, located in Wroclaw, Poland.  The net contract purchase price for these four logistics facilities was €98.6 million (approximately $131.3 million based on a rate of $1.33 per Euro as of the transaction date), exclusive of transaction costs and working capital reserves. On October 10, 2012, a subsidiary of the Company acquired a fifth property, ProLogis Park Sosnowiec, which is referred to as the Sosnowiec Asset. The net contract purchase price was €19.9 million (approximately $25.9 million based on a rate of $1.30 per Euro as of the contract date), exclusive of transaction costs and working capital reserves. The Company refers to all five of these logistics facilities located in Poland, collectively, as the Poland Logistics Portfolio. The Poland Logistics Portfolio properties were constructed between 1995 and 2009 and consist of 2,270,054 square feet of rentable area that is 93% leased to 26 tenants.

On April 16, 2012, a subsidiary of the Company acquired 144 Montague, an office building located in Brisbane, Australia.  The net contract purchase price was 88.1 million Australian dollars (“AUD”) (approximately $91.3 million using a rate of $1.04 per AUD as of the transaction date).  Hines Global funded the acquisition using proceeds from our current public offering and debt financing.

On July 13, 2012, a subsidiary of the Company acquired 100 Brookes Street, an office building located in Brisbane, Australia. The net purchase price for 100 Brookes Street was 66.5 million AUD ($67.6 million assuming a rate of $1.02 per AUD based on the exchange rate in effect on the transaction date), exclusive of transaction costs, financing fees and working capital reserves. The acquisition was funded using proceeds from the Initial Offering and a 43.2 million AUD ($43.9 million assuming a rate of $1.02 per AUD based on the transaction date) mortgage loan with the Bank of Western Australia Ltd.

On August 1, 2012 and December 27, 2012, a wholly-owned subsidiary of the Company acquired Minneapolis Retail Center, a retail project and the related parking garage located just outside Minneapolis, Minnesota. The net purchase price was $130.6 million dollars, exclusive of transaction costs and working capital reserves. The acquisition was funded using proceeds from the Initial Offering, borrowings under the Revolving Credit Facility and a $65.5 million mortgage loan with Allianz Life Insurance Company of North America.

On August 31, 2012, a wholly-owned subsidiary of the Company acquired 550 Terry Francois, a core office building located in San Francisco, California. The net purchase price for 550 Terry Francois was $180.0 million, exclusive of transaction costs and working capital reserves. The acquisition was funded using proceeds from the Initial Offering and borrowings under the Revolving Credit Facility.

On February 7, 2013, a subsidiary of Hines Global acquired Mercedes-Benz Bank Building, an office building located in Stuttgart, Germany. The building consists of 263,038 square feet of rentable area that is 100% leased. The purchase price for the Mercedes-Benz Bank Building was €51.9 million (approximately $70.3 million based on a rate of $1.35 per Euro as of the transaction date), exclusive of transaction costs and working capital reserves. Hines Global funded the acquisition with available cash and a €34.7 million (approximately $47.0 million based on a rate of $1.35 per Euro as of the transaction date) mortgage loan with Landesbank Baden-Württemberg that matures on December 31, 2019. The mortgage loan has a floating interest rate of EURIBOR plus 1.56% and had an interest rate of 1.79% as of the date of acquisition.

On February 28, 2013, a subsidiary of Hines Global acquired 465 Victoria, an office project located in Sydney, Australia. The building consists of 171,352 square feet of rentable area that is 97% leased. The purchase price for 465 Victoria was 88.7 million AUD (approximately $91.2 million based on a rate of $1.03 per AUD as of the transaction date). Hines Global funded this acquisition using cash on hand and $54.7 million of proceeds from a facility agreement with Credit Agricole CIB Australia Limited. The facility provides for a maximum borrowing amount of 55.2 million AUD (approximately $56.8 million based on a rate of $1.03 per AUD as of the transaction date) and requires interest on the BBSY screen rate plus 2.05% and had an interest rate of 5.07% as of the date of acquisition. The facility matures on February 28, 2016.

On February 28, 2013, a subsidiary of Hines Global acquired One Westferry Circus, an office building located in London, England. One Westferry Circus consists of 219,889 square feet of rentable area that is 97% leased. The contract purchase price for One Westferry Circus was £82.0 million (approximately $124.0 million assuming a rate of $1.51 per GBP based on the transaction date), exclusive of transaction costs and working capital reserves. This acquisition was funded with available cash and proceeds from our revolving credit facility.

On March 27, 2013, a subsidiary of Hines Global acquired Riverside Center, an office complex located in a suburb of Boston, Massachusetts. Riverside Center consists of 509,702 square feet that is 98% leased. The contract purchase price of Riverside Center was $197.3 million, exclusive of transaction costs and working capital reserves. The acquisition was funded with proceeds from our revolving credit facility and proceeds from a bridge loan.

On March 28, 2013, a subsidiary of Hines Global acquired New City, an office complex located in Warsaw, Poland. New City consists of 481,070 square feet of rentable area that is 100% leased. The purchase price for New City was €127.0 million (approximately $162.8 million based on a rate of $1.28 per Euro as of the contract date), exclusive of transaction costs and working capital reserves. The acquisition was funded with proceeds from our revolving credit facility and a credit facility with ING Bank ŚSląaski S.A. and ING Bank NV. The investment facility has a maximum borrowing amount of €83.2 million (approximately $106.5 million based on a rate of 1.28 per Euro as of the contract date), requires interest based on EURIBOR plus 2.80% and matures on March 28, 2018.

The unaudited pro forma consolidated balance sheet assumes that the acquisition of Mercedes-Benz Bank occurred on December 31, 2012 and the unaudited pro forma consolidated statements of operations assume that all acquisitions described above occurred on January 1, 2012.  However, as described previously, there are no pro forma adjustments for 465 Victoria, One West Ferry Circus, Riverside Center or New City included in the unaudited pro forma consolidated financial statements since the financial statements are not currently required to be filed for these recent acquisitions.